Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274591 on Form S-8 of our report dated February 29, 2024, relating to the financial statements of Klaviyo, Inc. in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 29, 2024